SECURITIES AND EXCHANGE COMMISSION

                           Washington, D. C.  20549

                                   FORM 8-K

                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)                March 31, 1994


                          SUPER FOOD SERVICES, INC.
            (Exact name of registrant as specified in its charter)




          Delaware                     2-14466                 36-2407235
(State or other jurisdiction         (Commission              (IRS Employer
     of incorporation)               File Number)          Identification No.)



    Kettering Box 2323, Dayton, Ohio                                  45429
(Address of principal executive offices)                            (Zip Code)



Registrant's telephone number, including area code              (513) 439-7500



______________________________________________________________________________
        (Former name or former address, if changed, since last report)

Item 5.     Other Materially Important Events.

            On April 1, 1994, the Registrant announced that on March 31, 1994, the Circuit Court for the Ninth Judicial Circuit of Florida granted Albertson's motion for summary judgment on the Company's second amended complaint alleging that Albertson's breached a settlement agreement for the purchase of the assets of the Company's Florida Division. On March 25, 1994, the Company and Albertsons also entered into a joint stipulation on the Company's second amended complaint relating to the breach by Albertson's of a requirements contract with the Company. The Registrant intends to appeal the grant of the summary judgment motion and the agreed final judgment relating to the breach of the requirements contract. A copy of the news release is attached hereto as Exhibit 99.

Item 7.     Financial Statements and Exhibits.

            (a)   Financial Statements - not applicable.

            (b)   Exhibits -

                  99.  Press Release issued April 1, 1994.

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                       SUPER FOOD SERVICES, INC.
                                             (Registrant)


                                       By            /s/ John Demos
                                                      Vice Chairman

Dated:  April 1, 1994